EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

bebe stores, inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-156038, 333-140589, 333-137683, 333-121588, 333-62096, and 333-65021 on Form S-8 of our report dated September 19, 2013 relating to the consolidated financial statements of bebe stores, inc., and the effectiveness of bebe stores, inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of bebe stores, inc. for the fiscal year ended July 6, 2013.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

September 19, 2013